UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)  May 26, 2017

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 26, 2017, ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”) and the Company’s external manger, ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”), pursuant to which the Company may offer and sell, over a period of time and from time to time, through the Agent, as the Company’s agent, or to the Agent, for resale, up to 5,000,000 shares of the Company’s common stock, par value $0.001 per share. The Sales Agreement relates to a proposed “at-the-market” offering program (the “Offering”).

The common shares to be sold in the Offering will be issued pursuant to a prospectus dated May 1, 2015, and a prospectus supplement (the “ATM Prospectus Supplement”) filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2017, in connection with the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-203813) (the “Registration Statement”). Sales of the Company’s common shares through the Agent, if any, will be made in amounts and at times to be determined by the Company from time to time, but neither the Company nor the Agent has an obligation to sell any of the shares in the offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company. Under the Sales Agreement, the Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell common shares in agency transactions. The Sales Agreement provides that the Agent will be entitled to compensation of 2.0% of the gross sales price per share for any of the common shares sold under the Sales Agreement in agency transactions. In addition, the Company may also sell common shares to the Agent as principal for its own account at prices agreed upon at the time of sale. However, the Agent has no obligation to agree to purchase common stock as principal.

Sales of the common shares, if any, under the Sales Agreement may be made by means of transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Neither the Company nor the Agent has an obligation to sell any of the common shares in the offering, and either party may at any time suspend solicitation and offers under the Sales Agreement or terminate the Sales Agreement. The Company intends to use the proceeds from any sales to acquire additional target assets in accordance with its objectives and strategies and for general corporate purposes.

The Sales Agreement contains customary representations, warranties and agreements of the Company and the Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

The Company is also filing this Current Report on Form 8-K to provide legal opinions regarding the validity of the shares of common stock to be issued and sold in the Offering and regarding certain tax matters with respect to the Company and the shares of common stock to be issued in the Offering, which opinions are attached hereto as Exhibits 5.1 and 8.1, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated May 26, 2017, by and among ARMOUR Residential REIT, Inc., ARMOUR Capital Capital Management LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated
5.1	Opinion of Holland & Knight LLP, regarding the validity of the shares to be issued
8.1	Opinion of Sidley Austin LLP, regarding certain tax matters
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated May 26, 2017, by and among ARMOUR Residential REIT, Inc., ARMOUR Capital Capital Management LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated
5.1	Opinion of Holland & Knight LLP, regarding the validity of the shares to be issued
8.1	Opinion of Sidley Austin LLP, regarding certain tax matters
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)